News Release

Document Security Systems, Inc. 585.325.3610	Investor contact: Jeff Stanlis Hayden Communications, Inc. 646.383.7621 jeff@haydenir.com

For Immediate Release

Document Security Systems Signs Non-Exclusive Licensing
Agreement with Litho Formas S.A. de C.V. Security Printer for Mexico

ROCHESTER, NY, June 4, 2008 — Document Security Systems, Inc. (AMEX: DMC; "DMC"), a leader in patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, today announced that Litho Formas S.A. de C.V., a partner of Thomas Greg & Sons, a global security printer, has signed a two-year licensing agreement with Document Security Systems for DMC’s anti-scanning and anti-counterfeiting technologies.

As part of the non-exclusive license agreement, Litho Formas will initially incorporate DMC’s technologies into coupons. The relationship was developed by DSS’s marketing and sales agent in Mexico, Cultura Interactive S.A. de C.V. The agreement calls for quarterly minimums as well as sales based licensing royalties along with technology installation fees. The agreement can be expanded to uses on other products as agreed upon by both parties.

Mr. Patrick White, CEO of Document Security Systems, commented, “We are very pleased with this agreement with a client with a strong presence in the market for security printing in Latin and South America, and which is a partner of Thomas Greg & Sons, one of the most respected security printing companies in the world with origins as a subsidiary of Thomas De La Rue. Our ability to meet their high standards of performance against modern day scanning technologies is a testament to the strength of our technologies and our people. We look forward to the opportunities in these markets and to expanding our relationship with this influential group.

About Document Security Systems, Inc.
Document Security Systems is a world leader in the development of optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The Company’s patented and patent-pending technologies protect valuable documents and printed products from counterfeiters and identity thieves. Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID Cards, internet commerce, passports and gift certificates. Document Security Systems’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets. More information about Document Security Systems can be found at its websites: www.documentsecurity.com and www.plasticprintingprofessionals.com.

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About Litho Formas S.A. de C.V.
Litho Formas S.A. de C.V. was incorporated in 1954 as a pioneer company in manufacturing and marketing printed forms. Litho Formas S.A has partnered with the Thomas Greg & Sons, Ltd group, a leader in printing value documents, in South America, Central America, the United States and Asia. Litho Formas S.A has ISO 9000-2000 certificate in all processes, as well as certification from the National Association of Checks and Securities Printers (ANICHEVA). Litho Formas S.A produces special checks and bank notes, tickets for lotteries, coupons, vouchers, intaglio and various ballots and forms for electoral processes. http://www.lithoformas.com.mx

Safe Harbor Statement

This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

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